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                                                     REGISTRATION  NO. 333-18029

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         ______________________________

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      76-0511324
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057
                                 (713) 706-6180

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SYNAGRO TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                             (Full Title of Plans)

                                 ROSS M. PATTEN
                           SYNAGRO TECHNOLOGIES, INC.
                           5850 SAN FELIPE, SUITE 500
                              HOUSTON, TEXAS 77057
                                 (713) 706-6180

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                               T. WILLIAM PORTER
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, SUITE 3500
                             HOUSTON, TEXAS  77002
                                 (713) 226-0600





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         Synagro Technologies, Inc., a Delaware corporation (the "Company"), registered the issuance of up to 540,000 shares of its common stock, par value $.002 per share (the "Common Stock"), on Registration Statement on Form S-8 No. 333-18029 (the "Registration Statement") pursuant to the Synagro Technologies, Inc. 1993 Stock Option Plan (the "Prior Plan"). A total of 21,901 shares were sold upon exercise of options granted under the Prior Plan. The Company recently amended and restated the Prior Plan (the "Amended Plan") to increase the number of shares available for issuance under the plan. The Amended Plan allows for the grant of incentive awards covering an aggregate of the greater of (a) 1,100,000 shares of the Company's Common Stock and (b) 10% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter. On September 30, 1998, the Company filed a Registration Statement on Form S-8 No. 333-64999 (the "New Registration Statement") registering the issuance of up to 1,100,000 shares pursuant to the Amended Plan. All outstanding options previously granted under the Prior Plan will be assumed and continued, without modification, under the Amended Plan.

         Pursuant to the undertaking given by the Company in the Registration Statement in accordance with Item 512(a)(3) of Regulation S-K, the Company hereby removes the remaining 518,099 shares from registration under the Registration Statement, which represents the number of shares registered less the number sold upon exercise of options. The shares which are hereby removed from registration have been, and continue to be, registered on the New Registration Statement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 30, 1998.


                                       SYNAGRO TECHNOLOGIES, INC.



                                       By: /s/ Ross M. Patten
                                           -------------------------------------
                                           Ross M. Patten
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1998.


               SIGNATURE                                    TITLE                                DATE
---------------------------------------    ----------------------------------------     ---------------------
           /s/ ROSS M. PATTEN                  Director, Chairman of the Board,          September 30, 1998
---------------------------------------     President and Chief Executive Officer
             Ross M. Patten                     (Principal Executive Officer)

         /S/ RANDY E. JENNINGS                 Senior Vice President and Chief          September 30, 1998
---------------------------------------    Financial Officer (Principal Financial
           Randy E. Jennings                       and Accounting Officer)

        /s/ IRWIN I. GELBART
---------------------------------------                    Director                     September 30, 1998
            Irwin I. Gelbart

        /s/ J. MARK MYERS, M.D.
---------------------------------------                    Director                     September 30, 1998
          J. Mark Myers, M.D.






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
          /s/ DONALD L. THONE
---------------------------------------                    Director                     September 30, 1998
            Donald L. Thone

      /s/ KENNETH CHCAN-KAI LEUNG
---------------------------------------                    Director                     September 30, 1998
       Kenneth Ch'uan-K'ai Leung

         /s/ ALFRED TYLER, 2ND
---------------------------------------                    Director                     September 30, 1998
           Alfred Tyler, 2nd

         /s/ GENE MEREDITH
---------------------------------------                                                 September 30, 1998
             Gene Meredith                                 Director